SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                Date of Report (Date of Earliest Event Reported)


                                  JUNE 28, 1996


                               AST RESEARCH, INC.
             (Exact name of registrant as specified in its charter)


                                    DELAWARE
                 (State or other jurisdiction of incorporation)


                  0-13941                      95-3525565
          (Commission File Number)    (IRS Employer Identification No.)


                16215 ALTON PARKWAY
                IRVINE, CALIFORNIA                  92718
       (Address of principal executive offices)   (Zip Code)

               Registrant's telephone number, including area code
                                 (714) 727-4141

                                 NOT APPLICABLE
         (Former name or former address, if changed since last report.)


ITEM 5.  OTHER EVENTS

On June 28, 1996, AST Research, Inc. (the "Company") announced that it will receive $60 million from Samsung Electronics Co. Ltd. ("Samsung") that will be used toward paying off a $90 million promissory note due to Tandy Corporation ("Tandy") related to the 1993 acquisition of Tandy's PC manufacturing operations.

In return for the $60 million, Samsung will receive an equal value of newly-issued shares that could bring Samsung's total ownership of shares and options up to maximum of 49.9 percent of the Company's outstanding shares. Repayment to Samsung in a combination of common stock of the Company and a promissory note is provided by the terms of the Letter of Credit Agreement dated July 31, 1995 between the Company and Samsung. Any amount still owed to Samsung after reaching the 49.9 percent limit would be paid in the form of a three-year promissory note. The Company is also in discussions with Tandy to satisfy the remaining balance of the promissory note with, at the Company's discretion, a combination of cash or newly-issued shares. Payment to Tandy in a combination of cash and the common stock of the Company is provided by the terms of the July 12, 1993 Promissory Note between the Company and Tandy, including amendments through and including the most recent Amendment No. 4 effective August 25, 1995.

The Company also announced that it has entered into a $15 million intellectual property assignment agreement with Samsung to transfer three families of patent applications to Samsung. The patent applications relate to a semiconductor chip design project of the Company that was not eventually used. Payment is due from Samsung to the Company on this agreement 45 days from the effective date, which is June 27, 1996.

On June 28, 1996, the Company announced that Mr. Kwang-Ho Kim, Vice Chairman, President and Chief Executive Officer of Samsung and a board member of the Company, has been elected as Chairman of the Board. Safi Qureshey, co-founder and former Chairman will continue with the Company as a board member and Chairman Emeritus.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

Exhibit
Number    Description

99.1 Press release issued by the Registrant on June 28, 1996, announcing that the Company will receive $60 million from Samsung to be used towards repayment of a $90 million note due to Tandy. The Company also announced that it has entered into a $15 million intellectual property assignment agreement.

99.2 Press release issued by the Registrant on June 28, 1996, announcing that Mr. Kwang-Ho Kim, Vice Chairman,
          President and Chief Executive Officer of Samsung and a board member of the Company, has been elected as Chairman of the Board. Safi Qureshey, co-founder and former Chairman will continue with the Company as a board member and Chairman Emeritus.

99.3      Intellectual Property Assignment Agreement dated June 27, 1996.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    AST Research, Inc.
                         _______________________________________
                                       (Registrant)


                              By  /s/ JOSEPH E. NORBERG
                                  Joseph E. Norberg
                                  Senior Vice President, and
                                  Chief Financial Officer

Date:     June 28, 1996